UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 3, 2006

KULICKE AND SOFFA INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Pennsylvania	000-00121	23-1498399
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1005 Virginia Drive, Fort Washington, PA	19034
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 784-6000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On October 3, 2006, Kulicke and Soffa Industries, Inc. (the “Company”) granted performance share awards under the Kulicke and Soffa Industries, Inc. 2006 Equity Plan (the “Plan”), and stock options under other equity compensation plans, to certain of its employees, including the following executive officers in the amounts indicated below.

Officers	Stock Options	Performance Shares	Total Shares Awarded
C. Scott Kulicke	28,000	74,000	102,000
Jagdish G. Belani	12,666	40,000	52,666
Maurice E. Carson	14,566	46,000	60,566
Bruce Griffing	12,983	41,000	53,983
Christian Rheault	13,900	44,000	57,900
Charles J. Salmons	12,349	39,000	51,349

The stock options were issued with an exercise price of $8.50 (reflecting the October 3, 2006 NASDAQ closing price) with one third of such options becoming exercisable on each anniversary of the date of the grant, and were made pursuant to the form of Stock Option Award Letter set forth on Exhibit 99.1 hereto. The form of Performance Share Award Agreement pursuant to which the performance share awards were made is set forth on Exhibit 99.2 hereto. The Management Development and Compensation Committee of the Company’s Board of Directors (the “Committee”) administers the Plan. The Committee has determined that return on invested capital (“ROIC”), combined with revenue growth, is the most useful criteria for measuring management’s effectiveness. As a result, receipt of performance shares is tied to performance relative to ROIC and revenue growth targets, measured over a three-year performance period. The Committee has set the ROIC targets relative to the Company’s cost of capital and the revenue growth targets relative to revenue growth at certain peer companies. The Committee has set performance targets so that officers would receive the majority of common shares underlying their performance stock awards only if ROIC exceeded the cost of capital and the revenue growth rate exceeded the average revenue growth rate at certain peer companies. The Plan, which was approved by the Company’s shareholders at their annual meeting held on February 14, 2006, provides for the grant of stock options (which may be granted in form of incentive stock options or nonqualified stock options), performance stock and share unit awards (which may be paid in the form of cash or the Company’s common stock) to eligible employees. The Plan terminates on February 8, 2015 unless terminated earlier by the Company’s Board of Directors or the Committee. The Company has authorized the issuance of up to 3,000,000 shares of common stock under the Plan, subject to adjustment to reflect stock dividends, stock splits or similar events. The foregoing summary of the Plan is qualified in its entirety by reference to the actual terms of the Plan, included as Exhibit 10.1 hereto. For additional information regarding the Plan, refer to Item 2 (Proposal to Approve the 2006 Equity Plan) on pages 5 to 10 of the 2006 Proxy Statement on Schedule 14A as filed with the Securities and Exchange Commission on January 4, 2006, which is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
10.1	Kulicke and Soffa Industries, Inc. 2006 Equity Plan (incorporated herein by reference to Appendix A to the Company’s Proxy Statement on Schedule 14A for the Annual Meeting of Shareholders on February 14, 2006).

99.1	Form of Stock Option Award Letter

99.2	Form of Performance Share Award Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

October 13, 2006

KULICKE AND SOFFA INDUSTRIES, INC.

By:	/s/ Maurice E. Carson
Name:	Maurice E. Carson
Title:	Vice President, Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Kulicke and Soffa Industries, Inc. 2006 Equity Plan (incorporated herein by reference to Appendix A to the Company’s Proxy Statement on Schedule 14A for the Annual Meeting of Shareholders on February 14, 2006).

99.1	Form of Stock Option Award Letter

99.2	Form of Performance Share Award Agreement